UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

METRETEK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	84-1169358 (I.R.S. Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this Form relates:  Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Metretek Technologies, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference the description of its Common Stock, par value $.01 per share, set forth in the section entitled “Description of Securities” in the Registrant’s Post-Effective Amendment No. 1 to, and Post-Effective Amendment No. 1 to Form S-3 on, Registration Statement on Form S-2 (File Nos. 333-116155 and 333-96369) filed with the Securities and Exchange Commission on April 14, 2005.
     The Company is filing this Registration Statement in connection with the transfer of the listing of its Common Stock from the American Stock Exchange to the NASDAQ Stock Market LLC, which is expected to become effective on August 22, 2007.
     On August 22, 2007, the Company will change its name to PowerSecure International, Inc.
Item 2. Exhibits.
     Under the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
Date: August 8, 2007	By /s/ Sidney Hinton
Sidney Hinton, President and
Chief Executive Officer

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